Agreement No. PS25-001 Amendment Agreement Template v20190325 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT No 1 to [***] MANUFACTURING AGREEMENT (PS22-052) This Amendment Agreement No 1 to the [***] Manufacturing Agreement (“Amendment”) is between: Volvo Car USA LLC, a limited liability company incorporated under the laws of United States of America having its principle place of business at 1800 Volvo Place, Mahwah, NJ 07430, USA, (the “Supplier” or “VCCH”) and Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Buyer” or “Polestar”) Each of Supplier and Buyer is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into the [***] Manufacturing Agreement on 6th of September 2024 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS A new Section 6.1.4 shall be added to the Agreement as follows: 6.1.4 Final Mark-Up The Final Mark-Up shall [***]. The difference between the Preliminary Mark-up and the Final Mark-up for Contract Products invoiced between 1 October 2024 and 31 January

Agreement No. PS25-001 Amendment Agreement Template v20190325 Internal Information - Polestar 2025 shall be settled through adjustment of the price of the Contract Products during 2025 in accordance with the Agreement Exhibit 2. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 21 and 22 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS]

Agreement No. PS25-001

| **VOLVO CAR USA LLC** | **POLESTAR PERFORMANCE AB** |
|---|---|
| By: /s/Michael Cottone | By: /s/ Jonas Engström |
| Printed Name: Michael Cottone | Printed Name: Jonas Engström |
| Title: President Volvo Cars US | Title: COO |
| Date: Feb. 5, 2025 | Date: Feb 5, 2025 |
| By: /s/ Robert Manna | By: /s/ Anna Rudensjö |
| Printed Name: Robert Manna | Printed Name: Anna Rudensjö |
| Title: CFO | Title: General Counsel |
| Date: Feb 5, 2025 | Date: Feb 10, 2025 |

Amendment Agreement Template v20190325

Internal Information - Polestar